Exhibit 10.53

NON QUALIFIED STOCK OPTION AGREEMENT, dated as of August     , 2004 (the “Grant Date”), by and among RESOLUTION SPECIALTY MATERIALS INC., a Delaware corporation (the “Company”), and the optionee identified on the signature page attached hereto (the “Optionee”). Certain provisions of this Agreement are for the benefit of, and shall be enforceable by, Resolution Specialty Materials Holdings LLC (“RSM”).

WHEREAS, the Company, acting through a Committee (as defined in the Company’s 2004 Stock Option Plan (the “Plan”)) with the consent of the Company’s Board of Directors (the “Board”) has granted to the Optionee, effective as of the date of this Agreement, an option under the Plan to purchase a number of shares of Common Stock (as defined in the Plan) on the terms and subject to the conditions set forth in this Agreement and the Plan;

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto agree as follows:

Section 1. The Plan. The terms and provisions of the Plan and the Investor Rights Agreement are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict or inconsistency between any provision of this Agreement and the Plan, the provisions of the Agreement shall control. In the event of a conflict or inconsistency between the terms and conditions of this Agreement and the Investor Rights Agreement, the provisions of the Investor Rights Agreement shall control. The Optionee acknowledges receipt of a copy of the Plan and the Investor Rights Agreement and agrees to be bound by the terms thereof and the terms of this Agreement. The Optionee acknowledges reading and understanding the Plan, the Investor Rights Agreement and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not and shall not be deemed to create any rights in the Optionee unless such rights are expressly set forth herein or otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Plan.

Section 2. Option; Option Price. On the terms and subject to the conditions of the Plan and this Agreement, the Optionee shall have the option (the “Option”) to purchase Shares pursuant to Tranche A options (“Tranche A Options”) and Tranche B options (“Tranche B Options”) at the price per Share (the “Option Price”) and in the amounts set forth on the signature page hereto. Payment of the Option Price may be made in the manner specified by Section 8.1 of the Plan. The Option is not intended to qualify for federal income tax purposes as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise provided in Section 7 of this Agreement, the Option shall remain exercisable as to all Vested Options (as defined in Section 4) until the expiration of the Option Term (as defined in Section 3). Except as otherwise provided in the

Plan or this Agreement, upon a Termination of Relationship, the unvested portion of the Option (i.e., that portion which does not constitute Vested Options) shall terminate.

Section 3. Term. The term of the Option (the “Option Term”) shall commence on the Grant Date and expire on the thirtieth day immediately following the eighth anniversary of the Grant Date, unless the Option shall have sooner been terminated in accordance with the terms of the Plan (including, without limitation, Article VII of the Plan) or this Agreement.

Section 4. Vesting. Except as otherwise set forth in Section 8, the Options shall become non-forfeitable (when the Options become non-forfeitable, the “Vested Options”) and shall become exercisable according to the following provisions:

(a) The Tranche A Options shall vest pro-rata such that on each anniversary of the Effective Date, one-fifth of the Tranche A Options shall become Vested Options; provided, however that upon a Termination of Relationship without Cause or for Good Reason within six months following a Realization Event, all of the Tranche A Options shall vest immediately upon such Termination of Relationship.

(b) All of the Tranche B Options shall become Vested Options on the eighth anniversary of the Grant Date; provided, however, that if a Realization Event shall occur prior thereto, then the Tranche B Options shall become Vested Options as follows:

(i) if the realized Investor IRR equals or exceeds 40% (assuming that all In the Money Securities shall have been vested and exercised), then all outstanding Tranche B Options shall become Vested Options;

(ii) if the realized Investor IRR equals or exceeds 30% but is less than 40% (assuming that all In the Money Securities shall have been vested and exercised), then 2/3 of the outstanding Tranche B Options shall become Vested Options; and

(iii) if the realized Investor IRR equals or exceeds 20% but is less than 30% (assuming that all In the Money Securities shall have been vested and exercised), then 1/3 of the outstanding Tranche B Options shall become Vested Options.

As used herein, “In the Money Securities” means (i) with respect to warrants or options to purchase shares of Common Stock, notes or other securities of the Company, that the exercise price is less than the per share value paid to the holders of such securities in the transaction that constitutes a Realization Event and (ii) with respect to securities convertible into or exchangeable for shares of Common Stock or other securities, that the conversion price is less than the per share value paid to the holders of such securities in the transaction that constitutes a Realization Event.

(c) Notwithstanding anything contained herein to the contrary, each Option shall cease vesting as of the time that the Optionee’s employment with or services to the Company, its Subsidiaries and/or its Affiliates is terminated for any reason and no Option which is not a Vested Option as of such time shall become a Vested Option thereafter. All decisions by the Committee with respect to any calculations pursuant to this Section (absent manifest error) shall be final and binding on the Optionee. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Agreement. Partial employment or service, even if substantial, during any vesting period will not entitle the employee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in this Section 4 or under the Plan

Section 5. Restriction on Transfer. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee. Notwithstanding the foregoing, the Option may be transferred solely for estate planning purposes to one or more Permitted Transferees of the Optionee, upon approval by the Committee. If the Optionee dies or becomes disabled, the Option shall thereafter be exercisable, during the period specified in Section 7 of this Agreement, by his or her executors or administrators to the full extent to which the Option was exercisable by the Optionee at the time of his or her death or becoming disabled. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect. Upon the exercise of an Option, to the extent such Optionee is not then a party to the Investor Rights Agreement, the Optionee shall deliver to the Company an Adoption Agreement, in form and substance satisfactory to the Board, pursuant to which the Optionee agrees to become a party to the Investor Rights Agreement.

Section 6. Optionee’s Employment or Service. Nothing in this Agreement or in the Option shall confer upon the Optionee any right to continue in the employ of or service as a consultant to the Company or any of its Affiliates, or interfere in any way with the right of the Company, its Affiliates or stockholders, as the case may be, in its sole discretion, to terminate the Optionee’s employment or service as a consultant or to increase or decrease the Optionee’s compensation at any time.

Section 7. Termination and Repurchase Rights.

(a) Except as otherwise set forth in Section 8, upon a Termination of Relationship, the Company shall have the right (the “Company Repurchase Right”), but not the obligation, which right shall be exercisable during that period of time (the “Company Repurchase Period”) beginning on the sixtieth day and ending on the 240th day after such Termination of Relationship, to purchase the Vested Options held by such Optionee, or any successor in interest or assignee of such Vested Options, at the Fair Market Value less the Option Price of such Vested Options, determined as of the exercise date of such Options. If the Company elects not to exercise the Company Repurchase Right, it shall deliver, not later than the expiration date of the Company Repurchase Period, to RSM a written notice (a “Notice of Forbearance”) indicating that the Company has elected not to exercise the Company Repurchase Right.

(b) If the Company does not exercise the Company Repurchase Right, then beginning on the earlier of (i) the expiration date of the Company Repurchase Period or (ii) the delivery of a Notice of Forbearance to RSM, RSM shall have the right (the “RSM Repurchase

Right”), but not the obligation, to purchase the Vested Options held by such Optionee, or any successor in interest or assignee of such Vested Options, at the Fair Market Value less the Option Price of such Vested Options, determined as of the exercise date of such Options.

(c) The Option Shares are subject to the repurchase rights set forth in the Investor Rights Agreement. All references to employment in the Investor Rights Agreement shall include, as applicable, service as a consultant to the Company or any of its Affiliates.

(d) Except as otherwise set forth in Section 8, upon a Termination of Relationship, the Optionee must exercise all Vested Options within (i) thirty days if such termination shall be for Cause or due to a termination without Good Reason, (ii) 120 days for all other terminations other than a termination for the Optionee’s death or Disability and (iii) six months if such termination is due to the Optionee’s death or Disability.

(e) The Company Repurchase Right shall be exercised by delivery of a written notice of exercise during the Company Repurchase Period to the Optionee at the address of such Optionee set forth in the Company’s records and to RSM at the address of RSM set forth in the Company’s records. The RSM Repurchase Right shall be exercised by delivery of a written notice of exercise to the Optionee at the address of such Optionee set forth in the Company’s records and to the Company at the address set forth herein.

(f) The Company shall have the right to record such transfer on its books and records without the Optionee’s consent.

(g) The Company shall have the right to assign its rights pursuant to this Section to RSM or to any Affiliate of the Company. RSM shall have the right to assign its rights pursuant to this Section to the Company or to any Affiliate of RSM

Section 8. Sale of the Company. In the event of any Sale of the Company, Options shall continue to become Vested Options at such times as provided in Section 4; provided, however, that following the effective date of such Sale of the Company, each such Option shall become exercisable for the consideration per Share received by the Apollo Group in respect of its shares of Common Stock in connection with such Sale of the Company and the Option Price shall remain the same.

Section 9. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to the Company, to it at:

Resolution Specialty Materials Inc.

c/o Apollo Management, L.P.

9 West 57th Street

New York, New York 10019

Facsimile: (212) 515-3288

Attention: Scott Kleinman

With copies to:

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, NY 10036

Telecopy: (212) 326-2061

Attention: Adam K. Weinstein, Esq.

If to RSM, to it at:

Resolution Specialty Materials Holdings Inc.

c/o Apollo Management, L.P.

9 West 57th Street

New York, New York 10019

Facsimile: (212) 515-3228

Attention: Scott Kleinman

With copies to:

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, NY 10036

Telecopy: (212) 326-2061

Attention: Adam K. Weinstein, Esq.

If to the Optionee, to him or her at the address set forth on the signature page hereto or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 10. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

Section 11. Optionee’s Undertaking. The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement and the Plan.

Section 12. Modification of Rights. The rights of the Optionee are subject to modification and termination in certain events as provided in this Agreement and the Plan (with respect to the Options granted hereby).

Section 13. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

Section 14. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

Section 15. Entire Agreement. This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

Section 16. Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 17. Enforcement. In the event the Company or any Optionee institutes litigation to enforce or protect its rights under this Agreement or the Plan, the party prevailing in any such litigation shall be paid by the non-prevailing party, in addition to all other relief, all reasonable attorneys’ fees, out-of-pocket costs and disbursements relating to such litigation.

Section 18. Waiver of Jury Trial. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder.

Section 19. Third Party Beneficiary. The Company and the Optionee hereby acknowledge that RSM is an intended third party beneficiary to this Agreement and can enforce this Agreement as if a signatory hereto.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Nonqualified Stock Option Agreement as of the date first written above.

RESOLUTION SPECIALTY MATERIALS INC.

By:
Name:
Title:

OPTIONEE

See attached signature page

Signature Page to the Stock Option Agreement

OPTIONEE

Name:

Residence Address:

Number of Shares of Common Stock subject to Tranche A Options:

Number of Shares of Common Stock subject to Tranche B Options:

Option Price for Tranche A Options and Tranche B Options:	$100

Signature Page to the Stock Option Agreement